UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010

MEMC Electronic Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (636) 474-5000	63376
(Address of principal executive offices)	(Zip Code)

(636) 474-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Bonus. On January 29, 2010, MEMC Electronic Materials, Inc. (the “Company”) and Ahmad Chatila, President and Chief Executive Officer of the Company, entered into an amendment to his employment agreement dated February 4, 2009. Pursuant to Mr. Chatila’s employment agreement, his incentive target bonus was set at 100% of salary and his maximum incentive bonus was set at 200% of salary, with a minimum bonus of $500,000 for 2009. In light of the restructuring of the Company’s operations announced in September 2009, Mr. Chatila suggested, and Mr. Chatila and the Company have mutually agreed, to amend his employment agreement to remove the $500,000 bonus for 2009. The Board of Directors of the Company has decided, in its discretion, to allocate $500,000 (the amount which otherwise would have been required to be paid to Mr. Chatila as his 2009 minimum annual incentive award) to training programs dedicated to the approximately 450 employees affected by the restructuring. This amount is in addition to the other training, severance, benefits and assistance (including supplemental COBRA payments, one year of group medical and dental benefits, and supplemental educational assistance and retraining opportunities) the Company will provide the affected employees when the two plants are closed in 2010 and 2011.

Annual Incentive Awards. On January 29, 2010, the Compensation Committee (the “Committee”) of the Board of Directors authorized the payment of annual incentive (i.e., bonus) awards to each of the Company’s executive officers in respect of the year ended December 31, 2009 other than the Company’s Senior Vice President and Chief Financial Officer, Timothy Oliver, who was appointed on November 2, 2009. The annual incentive awards were made pursuant to the MEMC Cash Incentive Plan Covering Executive Officers. Pursuant to the plan, each executive officer has a target bonus amount and a maximum bonus amount based on a percentage of annual salary. Receipt of those bonus amounts are based on achievement of quantified metrics for both individual performance and Company performance. In the event that qualifying Company performance objectives are not met, the Committee retains the ability to award cash bonuses in its discretion. The qualifying Company performance measure established in the first half of 2009 was not met for 2009. In the exercise of its discretionary authority, however, the Committee made certain cash bonus awards in consideration of achievement of individual performance objectives, including the following awards to the executive officers that were named in the Company’s proxy statement for the Company’s 2009 Annual Meeting (the “Named Executive Officers”), in the amounts indicated below:

Name and Position	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award

Kenneth H. Hannah, Executive Vice President and President, Solar Materials	$348,750	$697,500	$226,688

Sean Hunkler, Senior Vice President, Customer Advocacy	$167,500	$335,000	$108,875

John A. Kauffmann, Senior Vice President, Sales and Marketing	$170,000	$340,000	$0

Bradley D. Kohn, Senior Vice President, Legal and Business Development	$150,000	$300,000	$97,500

Shaker Sadasivam, Executive Vice President and President, Semiconductor	$300,000	$600,000	$195,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: February 4, 2010	By:	/S/ TIMOTHY C. OLIVER
	Name:	Timothy C. Oliver
	Title:	Senior Vice President and Chief Financial Officer

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